Exhibit 99.1

NEWS RELEASE
Contact:	Alan Hill
SI International, Inc.
703-234-6854
alan.hill@si-intl.com

SI International Reports Record Revenue of $69.6 Million

and Diluted EPS of 26 Cents for Fourth Quarter FY04

FY04 Revenue Growth of 56 percent;

FY04 Net Income Increase of 47 percent

FY05 Guidance Issued

RESTON, VA – February 14, 2005 - SI International, Inc. (Nasdaq: SINT), an information technology and network solutions (IT) company, today announced strong results for its fourth quarter and fiscal year ended December 25, 2004. Revenue for the fourth quarter of fiscal year 2004 (FY04) increased 58 percent and net income increased by 28 percent as compared to the fourth quarter of the prior year.  FY04 revenue increased 56 percent, while net income increased 47 percent as compared to FY03.  The Company’s FY04 results were driven by organic growth in high-priority Federal government assignments in the key areas of: Federal IT modernization, defense transformation, homeland defense, and mission-critical outsourcing; and the acquisition of MATCOM in January 2004.

Fourth Quarter, FY04 Financial Results

Revenue for the fourth quarter of FY04 was $69.6 million, an increase of 58 percent over fourth quarter FY03 revenue of $44.2 million.  Federal government contract revenue, which represents 98 percent of fourth quarter FY04 total revenue, grew by 63 percent to $67.9 million from $41.6 million for the fourth quarter of FY03.  Revenue growth in the fourth quarter was primarily the result of new task orders and the expansion of work on current mission-critical information technology and network solutions contracts.

Net income for the fourth quarter of FY04 was $3.0 million, an increase of 28 percent over fourth quarter FY03 net income of $2.3 million.  Diluted earnings per share for the fourth quarter of FY04 was $0.26.  Income from operations for the fourth quarter of FY04 was $5.6 million, an increase of 44 percent over operating income of $3.9 million reported a year earlier.  Operating margin for the fourth quarter of FY04 was 8.1 percent.

Backlog as of December 25, 2004 was $711 million, including $125 million in funded backlog and $586 million in unfunded backlog. Funded backlog is up 116 percent from the $58 million reported at the year end of 2003.

“We are pleased with our outstanding results providing tangible evidence that our Company continues to play a leading role in transforming Federal IT,” said Ray Oleson, SI International’s Chairman and CEO.  “Our record financial performance throughout 2004 demonstrated that our strategic focus is directly aligned with the most important imperatives of the Federal government – protecting the homeland, transforming America’s military stance to counter emerging global threats, and fostering information sharing among agencies and joint operational capabilities.”

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FY04 Financial Results

For the fiscal year ended December 25, 2004, revenue increased 56 percent to $262.3 million, compared to $168.3 million for FY03.  Net income for FY04 was $10.9 million, an increase of 47 percent, as compared to a $7.4 million for FY03.  Diluted earnings per share for FY04 was $1.14.

Income from operations for FY04 was $20.7 million, an increase of 62 percent over operating income of $12.8 million reported for FY03.  Operating margin for FY04 was 7.9 percent, as compared to 7.6 percent for FY03.

“Our annual operating margins hit a new record high of 7.9% in 2004,” said Oleson.  “We expect that operating margin will continue to improve over time as we gain operating leverage.”

For FY04, approximately 97 percent of revenues were generated from services provided to the Federal government as compared to 94 percent in FY03.  Prime contractor revenues for FY04 were approximately 81 percent of total revenues as compared to 84 percent in FY03.

As of December 25, 2004, SI International had a solid balance sheet with $5.8 million in cash and $29 million in debt.

FY04 Business Highlights

During FY04, SI International’s 2000 employees made important contributions supporting mission-critical priorities of the Department of Defense and civilian Federal government agencies:

•                  Supported the Defense Information Systems Agency (DISA) in defining, establishing and developing the solutions and procedures for the Department of Defense (DoD) Internet Protocol version 6 (IPv6) Transition Office;

•                  Developed and deployed biometric- based smart identification cards to support the Coalition Forces in Iraq;

•                  Provided Ballistic Missile Defense (BMD) engineering and technical services to the Air Force Space Command (AFSPC);

•                  Designed a Learning Management System (LMS) and a Learning Content Management System (LCMS) to support on-going and future web-based training initiatives for the Defense Ammunition Center;

•                  Assisted the U.S. Department of Energy’s (DOE) National Nuclear Security Administration (NNSA)’s Second Line of Defense (SLD) Program in identifying, prioritizing, and implementing improved security measures for the 2004 Summer Olympics in Athens, Greece:

•                  Contributed to military intelligence agencies’ transformation to network-centric warfare with scientific and engineering services;

•                  Built and deployed a web-based solution to track international imports/exports and interstate movement of live animals and animal products;

•                  Deployed worldwide Defense Red Switch Network Timing and Synchronization upgrades;

•                  Supported defense intelligence agency Transformational Programs that are developing the next generation signal intelligence operational capabilities;

•                  Deployed one of the largest Microsoft SharePoint applications in the Federal government with over 650,000 users;

•                  Supported first successful operation test and evaluation of F-16/Link-16 operations for the European Participating Air Force nations;

•                  Expanded use and deployments within the Air Force with Combat Operational Picture architectures world-wide including forward operating locations in current conflict areas;

•                  Designed and implemented the USNORTHCOM Operations Center and communications systems for the USNORTHCOM Annex, an integral element of the homeland defense mission;

•                  Supported the Defense Information Systems Agency (DISA) in deploying MILSTAR satellite-based secure voice systems in support of worldwide military operations;

•                  Developed the operational architecture for NORAD’s new Low Altitude Air Threat Defense mission;

The major contract vehicles awarded to the Company during FY04 included:

•                  $9 billion, 5-year NETCENTS ID/IQ to provide IT services to the Air Force (team member on 2 of 8 winning contracts);

•                  $ 8 billion, 5-year COMMITS NexGen ID/IQ to modernize IT used by Dept. of Commerce and other Federal agencies (1 of 8 primes on Tier 3);

•                  $800 million, 9 ½-year Air Force Space Command C4I2TSR ID/IQ to modernize space assets, optimize network and telecommunications resource, and promote interoperable command and control systems. (sole prime);

•                  $610 million, 5-year CAASETA ID/IQ to assist the Air Force Space Command in the modernization of space-based intelligence (1 of 4 primes);

•                  $500 million, 5-year BPA to provide technical support/services to the Air Force Space and Missile Center (1 of 10 primes);

•                  $458 million, 5-year Army HRSolutions ID/IQ to provide HR personnel services and support to the U.S. Army; (1 of 3 primes);

Business Outlook

Based on the Company’s current backlog and management estimates as to future tasking and contract awards, SI International issued the following guidance ranges for the first quarter and full fiscal year 2005.  The guidance provided includes the anticipated contributions of the acquisitions of Bridge Technology and SEI to SI International’s 2005 results.  The Company projects annual organic revenue growth of 10 to 15 percent for fiscal year 2005.

	Q1 2005	Full Year 2005
Revenue	$74 – $77 million	$380 – $390 million
Net Income	$2.9 – $3.1 million	$15.1 – $15.6 million
Diluted Earnings Per Share	$0.25 – $0.27	$1.30 – $1.34

“With our continued focus on mission-critical initiatives as demonstrated by our two recent acquisitions serving the defense intelligence and homeland security sector, our success in expanding our existing client relationships, and our ability to win new customers, we believe SI International is well positioned for another outstanding year in 2005,” said Oleson.

Conference Call

SI International has scheduled a conference call to discuss its results and business outlook for 10 AM EST, tomorrow, February 15, 2005. Participating in the conference call will be SI International’s Chairman and CEO, Ray Oleson, President and COO, Brad Antle, and Executive Vice President and CFO, Ted Dunn. A question and answer session will be included to further discuss the results and the Company’s future performance expectations. Interested parties should contact Alan Hill at 703-234-6854 for dial-in information.

The conference call will be webcast simultaneously to the public through a link on the Investor Relations section of SI International’s web site, http://www.si-intl.com.  A replay of the webcast will be available on the SI International web site beginning two hours after the conclusion of the conference call. In addition, a replay of the conference is available by telephone beginning on Tuesday, February 15, 2005 at 12:00 PM ET through Tuesday, February 22, 2005 at 5:00 PM ET by calling 1-888-286-8010 and entering the conference passcode 83678622.

About SI International: SI International, a member of the Russell 2000 index, is a provider of information technology and network solutions (IT) primarily to the federal government.  The Company combines technological and industry expertise to provide a full spectrum of state-of-the-practice solutions and services, from design and development to documentation and operations, to assist clients in achieving their missions.  More information about SI International can be found at www.si-intl.com.

The above-referenced statements may contain forward-looking statements that are made pursuant to the safe-harbor provisions of the Private Securities Litigation Reform Act of 1995. Expressions of future goals and similar expressions reflecting something other than historical fact are intended to identify forward-looking statements, but are not the exclusive means of identifying such statements. These forward-looking statements involve a number of risks and uncertainties, which are described in the Company’s filings with the Securities and Exchange Commission. These risks and uncertainties include: differences between authorized amounts and amounts received by the Company under government contracts; government customers’ failure to exercise options under contracts; changes in federal government (or other applicable) procurement laws, regulations, policies and budgets; the Company’s ability to attract and retain qualified personnel; and the important factors discussed in the Risk Factors section of the annual report on Form 10-K/A filed by the Company with the Securities and Exchange Commission and available directly from the Commission at www.sec.gov. The actual results may differ materially from any forward-looking statements due to such risks and uncertainties. The Company undertakes no obligations to revise or update any forward-looking statements in order to reflect events or circumstances that may arise after the date of this release.

SI International, Inc. and Subsidiaries

Consolidated Statements of Operations

(amounts in thousands, except per share data)

	Three Months Ended		Twelve Months Ended
	December 25, 2004	December 27, 2003	December 25, 2004	December 27, 2003
	Unaudited		Unaudited
Revenue	$69,596	$44,157	$262,306	$168,287
Costs and expenses:
Direct costs	45,339	26,813	166,774	101,940
Indirect costs	17,943	12,921	71,917	51,569
Depreciation and amortization	527	514	2,231	2,009
Amortization of intangible assets	171	—	648	—

Total operating expenses	63,980	40,248	241,570	155,518
Income from operations	5,616	3,909	20,736	12,769
Other income (expense)	61	—	(1)	—
Interest expense	(796)	(137)	(2,760)	(606)
Income before provision for income taxes	4,881	3,772	17,975	12,163
Provision for income taxes	1,926	1,470	7,098	4,784

Net income	$2,955	$2,302	$10,877	$7,379

Earnings per common share:
Basic net income per common share	$0.27	$0.27	$1.20	$0.87

Diluted net income per common share	$0.26	$0.27	$1.14	$0.87

Basic weighted-average shares outstanding	10,749	8,449	9,041	8,446
Diluted weighted-average shares outstanding	11,325	8,679	9,507	8,488

EBITDA (1)	$6,314	$4,423	$23,615	$14,778

Notes: (1) EBITDA is defined as GAAP net income (loss) plus other expense (income), interest expense, income taxes, and depreciation and amortization.

EBITDA as calculated by us may be calculated differently than EBITDA for other companies. We have provided EBITDA because we believe it is a commonly used measure of financial performance in comparable companies and is provided to help investors evaluate companies on a consistent basis, as well as to enhance an understanding of our operating results. EBITDA should not be construed as either an alternative to net income as an indicator of our operating performance or as an alternative to cash flows as a measure of liquidity.

Reconciliation of Net Income to EBITDA is as follows:

	Three Months Ended		Twelve Months Ended
	December 25, 2004	December 27, 2003	December 25, 2004	December 27, 2003

Net Income	$2,955	$2,302	$10,877	$7,379
Other expense (income)	(61)	—	1	—
Interest expense	796	137	2,760	606
Provision for income taxes	1,926	1,470	7,098	4,784
Depreciation	527	514	2,231	2,009
Amortization	171	—	648	—
EBITDA	$6,314	$4,423	$23,615	$14,778

SI International, Inc.

Revenue Segmentation Data (unaudited)

(In thousands)

	Three months ended
	Dec. 25, 2004		Dec. 27, 2003		Growth
	$	%	$	%	$	%

Core federal government	67,941	97.6%	41,626	94.3%	26,315	63.2%
Commercial and other	1,655	2.4%	2,531	5.7%	(876)	(34.6)%
Total revenue	69,596	100.0%	44,157	100.0%	25,439	57.6%

Prime contracts	56,516	81.2%	38,027	86.1%	18,489	48.6%
Subcontracts	13,080	18.8%	6,130	13.9%	6,950	113.4%
Total revenue	69,596	100.0%	44,157	100.0%	25,439	57.6%

Cost reimbursable	25,313	36.4%	16,783	38.0%	8,530	50.8%
Time and materials	30,016	43.1%	14,872	33.7%	15,144	101.8%
Fixed price	14,267	20.5%	12,502	28.3%	1,765	14.1%
Total revenue	69,596	100.0%	44,157	100.0%	25,439	57.6%

Department of defense	38,327	55.1%	25,115	56.9%	13,212	52.6%
Federal civilian agencies	29,614	42.5%	16,511	37.4%	13,103	79.4%
Commercial entities	1,655	2.4%	2,531	5.7%	(876)	(34.6)%
Total revenue	69,596	100.0%	44,157	100.0%	25,439	57.6%

Major contracts:
C4I2TSR	15,380	22.1%	9,353	21.2%	6,027	64.4%
NVC/KCC	6,423	9.2%	5,676	12.8%	747	13.2%
All other	47,793	68.7%	29,128	66.0%	18,665	64.1%
Total revenue	69,596	100.0%	44,157	100.0%	25,439	57.6%

	Twelve months ended
	Dec. 25, 2004		Dec. 27, 2003		Growth
	$	%	$	%	$	%

Core federal government	253,426	96.6%	157,632	93.7%	95,794	60.8%
Commercial and other	8,880	3.4%	10,655	6.3%	(1,775)	(16.7)%
Total revenue	262,306	100.0%	168,287	100.0%	94,019	55.9%

Prime contracts	211,450	80.6%	141,844	84.3%	69,606	49.1%
Subcontracts	50,856	19.4%	26,443	15.7%	24,413	92.3%
Total revenue	262,306	100.0%	168,287	100.0%	94,019	55.9%

Cost reimbursable	80,221	30.6%	64,425	38.3%	15,796	24.5%
Time & materials	121,919	46.5%	59,051	35.1%	62,868	106.5%
Fixed price	60,166	22.9%	44,811	26.6%	15,355	34.3%
Total revenue	262,306	100.0%	168,287	100.0%	94,019	55.9%

Department of defense	138,488	52.8%	91,416	54.3%	47,072	51.5%
Federal civilian agencies	114,938	43.8%	66,246	39.4%	48,692	73.5%
Commercial entities	8,880	3.4%	10,625	6.3%	(1,745)	(16.4)%
Total revenue	262,306	100.0%	168,287	100.0%	94,019	55.9%

Major contracts:
C4I2TSR/C4I2SR	45,303	17.3%	37,107	22.1%	8,196	22.1%
NVC/KCC	24,080	9.2%	23,411	13.9%	669	2.9%
All other	192,923	73.5%	107,769	64.0%	85,154	79.0%
Total revenue	262,306	100.0%	168,287	100.0%	94,019	55.9%

SI International, Inc. and Subsidiaries

Consolidated Balance Sheets

(amounts in thousands, except share and per share data)

	December 25, 2004	December 27, 2003
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$5,754	$23,252
Accounts receivable, net	65,710	34,007
Deferred income tax	2,740	2,100
Other current assets	3,503	2,497
Total current assets	77,707	61,856
Property and equipment, net	4,971	3,768
Goodwill	119,912	39,829
Intangible assets, net	7,375	—
Other assets	2,142	1,174
Total assets	$212,107	$106,627
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable and accrued expenses	$25,554	$17,708
Line of credit	28,954	—
Current portion of operating lease obligations	864	—
Deferred revenue	289	3,975
Other current liabilities	121	465
Total current liabilities	55,782	22,148
Former owner payable	2,280	—
Long-term operating lease obligations	910	—
Deferred compensation	1,228	—
Deferred income tax	5,046	1,832
Other long-term liabilities	1,791	1,100
Commitments and contingencies
Stockholders’ equity:
Common stock—$0.01 par value per share; 50,000,000 shares authorized; 11,047,533 and 8,451,507 shares issued and outstanding as of December 25, 2004 and December 27, 2003, respectively	111	85
Additional paid-in capital	128,192	75,704
Deferred compensation	(208)	(340)
Retained earnings	16,975	6,098
Total stockholders’ equity	145,070	81,547
Total liabilities and stockholders’ equity	$212,107	$106,627

SI International, Inc. and Subsidiaries

Consolidated Statements of Cash Flows

(amounts in thousands)

	Twelve Months Ended
	December 25, 2004	December 27, 2003
	Unaudited
Cash flows from operating activities:
Net income	$10,877	$7,379
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation and amortization	2,231	2,009
Amortization of intangible assets	648	—
Loss on disposal of fixed assets	14	178
Deferred income tax provision	2,826	(98)
Stock-based compensation	132	132
Amortization of deferred financing costs	416	379
Non-cash loss due to early repayment of debt	584	—
Changes in operating assets and liabilities, net of effect of business combination:
Accounts receivable, net	(16,096)	(2,106)
Other current assets	116	(266)
Other assets	(668)	(106)
Accounts payable and accrued expenses	1,226	4,996
Deferred revenue	(3,686)	2,901
Operating lease obligations	(735)	—
Other long term liabilities	1,600	681
Net cash provided by (used in) operating activities	(515)	16,079
Cash flows from investing activities:
Purchase of property and equipment	(1,225)	(1,291)
Cash paid for acquisition of MATCOM	(66,058)	—
Cash paid for acquisition of BRIDGE, net of cash assumed	(29,472)	—
Net cash used in investing activities	(96,755)	(1,025)
Cash flows from financing activities:
Proceeds from exercise of stock options	927	59
Proceeds from issuance of common stock, net	51,239	—
Repayments from bank overdrafts	—	(2,201)
Net borrowings under line of credit	28,954	—
Proceeds from long-term debt	30,000	—
Repayments of long-term debt	(30,000)	—
Payments of debt issuance fees	(1,202)	—
Repayments of notes payable	—	(140)
Repayments of capital lease obligations	(146)	(110)
Net cash provided by (used in) financing activities	79,772	(2,392)
Net change in cash and cash equivalents	(17,498)	12,396
Cash and cash equivalents, beginning of period	23,252	10,856
Cash and cash equivalents, end of period	$5,754	$23,252
Supplemental disclosures of cash flow information:
Cash payments for interest	$1,857	$339
Cash payments for income taxes	$6,181	$3,920
Purchases of assets under capital lease	$289	$122

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